Registration No. 333-291788

PROSPECTUS SUPPLEMENT

(To prospectus dated December 3, 2025)

Paranovus Entertainment Technology Ltd.

330,000 Class A Ordinary Shares and

Pre-Funded Warrants to Purchase 13,955,715 Class A Ordinary Shares

Up to 13,955,715 Class A Ordinary Shares Underlying such Pre-Funded Warrants

Paranovus Entertainment Technology Ltd. (“we,” “our,” “us,” or “Company”) is offering 330,000 Class A ordinary shares, par value $0.000001 each (the “Class A Ordinary Shares”) and pre-funded warrants to purchase 13,955,715 Class A Ordinary Shares (each a “Pre-Funded Warrant” or “Warrant”, and, collectively, the “Pre-Funded Warrants” or “Warrants”; the Class A Ordinary Shares underlying the Warrants, the “Warrant Shares”), at the public offering price of $0.35 per share (the “Offering”). The purchase price of each pre-funded warrant equals the price per share at which Class A ordinary shares are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. We are also registering the Class A Ordinary Shares that are issuable from time to time upon the exercise of the Warrants.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PAVS.” On March 23, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $0.30 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-12 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, and the accompany prospectus, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We have retained A.G.P./Alliance Global Partners (“A.G.P.” or the “Financial Advisor”) to act as our exclusive financial advisor in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our securities. The financial advisor is not purchasing or selling any of our securities offered pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding these arrangements.

	Per Share (or Pre-Funded Warrant in lieu thereof)	Total
Offering Price	$0.3500	5,000,000.25
Financial Advisor’s Fees(1)	$0.0245	350,000.0175
Proceeds, before expenses, to us	$0.3255	4,650,000.2325

(1)

We will pay the financial advisor a fee equal to the sum of 7.0% of the aggregate purchase price paid by the investors placed by the placement agent, and up to $50,000 for the reasonable and accounted fees and expenses. For additional information about the compensation paid to the placement agent, see “Plan of Distribution” beginning on page S-15 of this prospectus supplement.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 25, 2026, subject to customary closing conditions.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

Exclusive Financial Advisor

The date of this prospectus supplement is March 24, 2026.

 Prospectus Supplement

 Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, preferred shares, warrants, units and rights to purchase Class A Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $200,000,000.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Class A Ordinary Shares and Warrants, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement relates only to an offering of 330,000 Class A Ordinary Shares and Warrants to purchase 13,955,715 Class A Ordinary Shares through this offering. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus supplement and incorporated by reference into this prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and any accompanying prospectus, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and accompanying prospectus are accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus supplement and accompanying prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus supplement and accompanying prospectus form a part includes additional information not contained in this prospectus supplement. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus supplement to “PAVS,” “Paranovus,” “we,” “us,” “our,” “the Company” or similar words refer to Paranovus Entertainment Technology Ltd., together with our subsidiaries.

S-1

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus supplement:

•	2lab3” refer to 2lab3 Inc., a Delaware corporation which is wholly owned by the Company;

•	“China” or the “PRC” refers to the People’s Republic of China, including Hong Kong Special Administrative Region and the Macau Special Administrative Region, unless referencing specific laws and regulations adopted by the PRC and other legal or tax matters only applicable to mainland China, and excluding, for the purposes of this prospectus only, Taiwan; “PRC subsidiaries” and “PRC entities” refer to entities established in accordance with PRC laws and regulations;

•	“Fujian Happiness” is to Fujian Happiness Biotech Co., Limited, a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Happiness Fuzhou. Fujian Happiness was sold to a non-affiliated third party in August 2023 and is no longer a subsidiary of the Company;

•	“Happiness Hong Kong” refers to Happiness Holding Group Limited, formerly known as Happiness Biology Technology Group Limited, a Hong Kong limited liability company organized under the laws of Hong Kong and a wholly-owned subsidiary of PAVS;

•	“Happiness Fuzhou” refers to Happiness (Fuzhou) E-commerce Co., Ltd,, formerly known as Happiness (Nanping) Biotech Co., Limited (“Happiness Nanping”), a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Happiness Hong Kong;

•	“Happy Buy” refers to Happy Buy (Fujian) Internet Technology Co., Limited, a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Happiness Fuzhou. The operation of Happy Buy was suspended in September 2023;

•	“PAVS”, “Paranovus”, or “the Company” refer to Paranovus Entertainment Technology Ltd. (formerly known as “Happiness Development Group Limited”), an exempted company registered in the Cayman Islands with limited liability;

•	“Paranovus Hong Kong” refers to Paranovus Entertainment Technology Limited, a limited liability company established under the laws of Hong Kong and a wholly owned subsidiary of PAVS;

•	“Paranovus PRC” refers to Hainan Paranovus Entertainment Technology Co., Ltd., a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Paranovus Hong Kong;

•	“BW” refers to Bomie Wookoo Inc, a corporation organized under the laws of New York, a 51% subsidiary controlled by PAVS;

•	“RMB” and “Renminbi” refer to the legal currency of China;

•	“Shares,” “shares,” or “ordinary shares” refers to the Ordinary Shares, par value $0.01 (post-reverse split), of Paranovus;

•	“Shunchang Happiness” is to Shunchang Happiness Nutraceutical Co., Ltd, a 100% subsidiary of “Fujian Happiness”. Shunchang Happiness was sold to a non-affiliated third party in August 2023 and is no longer a subsidiary of the Company;

•	“Taochejun,” refers Taochejun (Fujian) Auto Sales Co., Limited., a 51% subsidiary controlled by Happiness Shunchang;

•	“US$,” “U.S. dollars,” “$” and “dollars” refer to the legal currency of the United States; and

•	“we,” “us,” “our company” and “our” refer to Paranovus Entertainment Technology Ltd. and its consolidated subsidiaries. We conduct operations in China through our PRC subsidiaries.

S-2

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTS SUPPLEMENT SUMMARY

OUR BUSINESS

History and Development of the Company

We were formed under the name of “Happiness Biotech Group Limited” on February 9, 2018, under the laws of the Cayman Islands. In October 2022, we changed the name from “Happiness Biotech Group Limited” to “Happiness Development Group Limited”. In March 2023, our registered name was changed to “Paranovus Entertainment Technology Ltd.”

Our registered office is at Harneys Fiduciary (Cayman) Limited, with its offices located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002M Cayman Islands. Our principal executive offices are located at 250 Park Avenue, 7th Floor, New York, NY 10017. Our telephone number at that address is + 1-929-215-4832. Our company website is https://pavs.ai.

S-3

Paranovus is the sole shareholder of Paranovus Entertainment Technology Limited, incorporated in Hong Kong on May 6, 2024 (“Paranovus Hong Kong”), which is the sole shareholder of Hainan Paranovus Entertainment Technology Co., Ltd (“Paranovus PRC”). Paranovus PRC was incorporated on June 17, 2024 under the laws of the People’s Republic of China, as a wholly-owned subsidiary of Paranovus Hong Kong and a wholly foreign-owned entity under the PRC laws. None of Paranovus, Paranovus Hong Kong and Paranovus PRC engages in any active business other than acting as holding companies currently. We conduct our business mainly through 2lab3 LLC, a limited liability company incorporated in Delaware on August 12, 2022.

Historically, Paranovus was the sole shareholder of Happiness Hong Kong, incorporated in Hong Kong on March 5, 2018, which was the sole shareholder of Happiness Fuzhou. Happiness Fuzhou was incorporated on June 1, 2018 under the laws of the People’s Republic of China, as a wholly-owned subsidiary of Happiness Hong Kong and a wholly foreign-owned entity under the PRC laws. Neither Paranovus, Happiness Hong Kong nor Happiness Fuzhou was currently engaged in any active business other than acting as holding companies. We conducted our business through Fujian Happiness, a wholly-owned subsidiary of Happiness Fuzhou and incorporated on November 19, 2004 under the PRC laws. Fujian Happiness holds all of the equity or ownership of Shunchang Happiness Nutraceutical Co., Ltd (“Shunchang Happiness”). Through Fujian Happiness and Shunchang Happiness, the Company was a biotech company that specializes in research, development, production and selling of nutraceutical and dietary supplements made of Ganoderma spore powder and others mainly in China.

On October 25, 2019, our ordinary shares commenced trading on Nasdaq under the symbol “HAPP”.

On July 17, 2020, Happy Buy (Fujian) Internet Technology Co., Limited, or “Happy Buy”, was incorporated under the laws of People’s Republic of China and was a wholly owned subsidiary of Happiness Fuzhou. Happy Buy was incorporated in order to develop our e-commerce business. Our e-commerce business focused on providing e-commerce solutions and services for small and medium-sized enterprises. Our mission for the e-commerce business was to enable small and medium-sized enterprises to fully leverage the power of e-commerce to grow rapidly.

On April 27, 2021, Taochejun (Fujian) Auto Sales Co., Limited, “Taochejun”, was incorporated under the laws of People’s Republic of China and 51% of it is owned by Happiness Fuzhou. We launched this B2B (Business-to-Business) platform for sales of automobiles. Our automobile sales business was formerly under the brand name of “Happy Auto”, and was rebranded to “Taochejun” in June 2021. Taochejun mainly focused on building a network among car dealers in China to offer better overall sales experience and services to purchasers, and to streamline the automotive industry transaction. China is one of the world’s largest automobile markets, both in terms of demand and supply. Through Taochejun, we utilized our dealer network to distribute the inventories and used cars from large 4S stores, online car hailing platforms and car makers to third and fourth tier cities, which served as a great solution to the over-supply issues in first tier cities.

On October 14, 2021, Paranovus and its wholly-owned subsidiary, Fujian Happiness, acquired 70% of the equity interest in Fujian Shennong Jiagu Development Co., Ltd. (“Shennong”) to further strengthen the Company’s industrial integration. The acquisition of Fujian Shennong closed on November 22, 2021.

On March 4, 2022, Paranovus and its wholly-owned subsidiary, Fujian Happiness, acquired 100% of the equity interest in Fuzhou Hekangyuan Trading Co., Ltd. (“Hekangyuan”) to further strengthen the distribution network of the Company.

S-4

On March 10, 2023, the Company’s shareholders have approved, via a special resolution, to change our name to “Paranovus Entertainment Technology Ltd.” and the trading symbol to “PAVS”, effective on March 14, 2023, to better reflect the Company’s multiple business lines.

On March 14, 2023, the Company entered into a securities purchase agreement with (i) 2lab3, a Delaware limited liability company; and (ii) the sole member of 2lab3. Pursuant to the acquisition SPA, the Company purchased all the membership interests of 2lab3 from the Seller, and, in exchange, the Company issued an aggregate of 1,375,000 Class A ordinary share to 21ab3 and/or its designees. The parties to the acquisition SPA agreed that valuation of 2lab3 was approximately $6 million. The Class A ordinary shares were issued at a per share price of $4.4, which is equal to the volume-weighted average price of the past five-day of the Class A ordinary shares upon signing. On March 28, 2023, the Company closed this acquisition.

On April 10, 2023, Happiness Shunchang, Fujian Happiness and Fujian Hengda Beverage Co., Ltd. (“Fujian Hengda”) entered into a certain share purchase agreement. Pursuant to this disposition SPA, Fujian Hengda agreed to purchase the Fujian Happiness from Happiness Shunchang in exchange for cash consideration of RMB 78 million (approximately $11.3 million). This transaction was closed on August 7, 2023. Upon closing, Fujian Hengda became the sole shareholder of Fujian Happiness and, as a result, assumed all assets and liabilities of Fujian Happiness and subsidiaries owned or controlled by Fujian Happiness.

On September 3, 2023, the Board of Directors of the Company approved suspension of the Company’s e-commerce and internet information and advertising business conducted through the Company’s indirect subsidiary Happy Buy (Fujian) Internet Technology Co., Limited. As of March 31, 2023, the e-commerce and internet information and advertising business incurred loss of approximately $21.42 million comparing to loss of approximate $7.60 million as of March 31, 2022. Due to the lingering adverse impacts of COVID-19 and sluggish macro-economic condition in China, the management does not expect short-term turn-over of these businesses and therefore the Board decided to suspend these loss-incurring businesses. After disposition of its nutraceutical and dietary supplements business in August 2023 and suspension of the e-commerce and internet information and advertising business expected in September 2023, the Company’s only remaining operating business based in China was the automobile sales business.

On November 12, 2023, the Company entered into a software development agreement with Blueline. Pursuant to the development agreement, Blueline shall be responsible for developing and delivering certain interactive game application (“10,000 Lives”, formerly known as “Hollywood Sunshine”), including the underlying software, documentation, and technical data, under the terms and conditions of the Development Agreement, and agreed to assign to the Company all the right, title, and interest in 10,000 Lives, excluding any Background Technology (as defined in the development agreement). Blueline will deliver the initial full-featured version for the PC platform (the “PC Release”) six months after the Start Date as defined in the Development Agreement, followed by the delivery of iOS version (the “iOS Release”) three months after the PC Release. In exchange, the Company agreed to pay a total of $1,500,000 development fee to Blueline for the PC Release, and $400,000 development fee for the iOS Release, in accordance with the schedule set forth in the Development Agreement. The decision to develop the iOS Release is at the discretion of the Company. Furthermore, once 10,000 Lives starts generating revenues, the Company agreed to pay Blueline 9% of the net revenue after deducting all the licensing fees owned to all talent partners.

On November 9, 2023, January 18, 2024, March 12, 2024, respectively, the Company signed three promissory note purchase agreements with a non-U.S. investor (the “Lender”), pursuant to which, the Company issued three 8% promissory notes, each with principal amount of $750,000 to such investor on November 14, 2023, January 18, 2024 and March 12, 2024. The Note will mature in 12-month after its issuance and can be pre-paid in part or in whole by the Company prior to its maturity date. The proceeds from the Note were used to fund the development of 10,000 Lives and the general corporate activities of the Company.

S-5

On November 16, 2023, the Company filed a Form F-3 registration statement, which went effective on December 5, 2023, offering to sell up to $100,000,000 in the aggregate of Class A ordinary shares, par value $0.01 per share, preferred shares, warrants, units and rights to purchase Class A Ordinary Shares or preferred shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

On January 19, 2024, the Company held three extraordinary general meetings of shareholders of Class B Ordinary Shares, shareholders of Class A Ordinary Shares, and shareholders of Class B Ordinary Shares and Class A Ordinary Shares, respectively. The purpose of the meetings are to approve the variation of class rights attached to the Class B Ordinary Shares, as set out in the Company’s fourth amended and restated memorandum and articles of association (effective on March 10, 2023) (the “Fourth M&A”), to terminate certain “sunset provisions” attached to the Class B Ordinary Shares, by the removal of (a) the conversion rights set out in Articles 8(6)(b) and 8(6)(c) of the Fourth M&A (such proposal, the “Variation of Rights of Class B Ordinary Shares Proposal”). Shareholders of Class B Ordinary Shares and shareholders of Class A Ordinary Shares approved such proposal separately, as a special resolutions of shareholders of Class B Ordinary Shares, and an ordinary resolution of shareholders of Class A Ordinary Shares. Then, all the shareholders approved, as a special resolution, to adopt the fifth amended and restated memorandum and articles of association to effect the Variation of Rights of Class B Ordinary Shares Proposal. The fifth amended and restated memorandum and articles of association became effective on January 19, 2024.

On May 6, 2024, the Company established a wholly owned subsidiary in Hong Kong, Paranovus Entertainment Technology Limited (“Paranovus Hong Kong”).

On May 20, 2024, the Company signed a promissory note purchase agreement with Ms. Minzhu Xu, who is the chairperson of the Board. Ms. Xu is also the sole shareholder of Happy Group Inc., which owns 602,255 Class B ordinary shares of the Company, par value $0.01 each, representing 63.5% of the total voting power of the Company. Pursuant to the purchase agreement, the Company issued an 8% promissory note with principal amount of $750,000 to Ms. Xu on May 20, 2024, the closing date of this transaction. The note will mature in 12 months after its issuance and can be pre-paid in part or in whole by the Company prior to its maturity date. The proceeds from the note offering were used for the general working capital purposes of the Company.

On June 17, 2024, the Company established a subsidiary in China, Hainan Paranovus Entertainment Technology Limited (“Paranovus PRC”), which is wholly owned by Paranovus Hong Kong. As of the date of this prospectus supplement, both Paranovus Hong Kong and Paranovus PRC do not have operating business yet.

On July 5, 2024, the Company has sold 100% equity interests of Happiness Hong Kong to Mr. Yuan Liu, who is not affiliate of the Company or any of its directors or officers, together with Happiness Hong Kong’s direct and indirect subsidiaries of Happiness (Shunchang) E-commerce Co., Ltd., the operating entity of the Company’s e-commerce and internet information and advertising business, and Taochejun (Fujian) Auto Sales Co., Ltd., the operating entity of the Company’s automobile sales business, in China.

On July 17, 2024, in connection with the Company’s strategic transition to streamline its operations and to concentrate in our core competencies in providing AI-powered solutions, the Company entered into a certain securities purchase agreement with certain non-U.S. investors, pursuant to which the Company agreed to sell up to 60,000,000 Class A Ordinary Shares at a per share purchase price of $0.45. Upon satisfying all closing conditions, the offering was consummated on August 7, 2024. The Company issued a total of 60,000,000 restricted Class A Ordinary Shares to the investors. The gross proceeds to the Company are approximately $27,000,000, before deducting any fees or expenses. The Company plans to use the net proceeds for possible strategic acquisition with companies that have an expertise in AI-powered solutions, including AI logistics and delivery services, AI e-commerce services, and AI advertising placements, and company engaged in the businesses of gas-fired power generation, and for general corporate purpose.

S-6

On September 13, 2024, the Company filed a Form F-3 registration statement, which became effective on September 27, 2024, to register the resale of up to an aggregate of 60,000,000 Class A ordinary shares, par value $0.01 per share, by the investors from the offering that closed on August 7, 2024.

On September 30, 2024 and January 13, 2025, respectively, the Company signed two promissory note purchase agreements with Ms. Minzhu Xu. Pursuant to these purchase agreements, the Company issued to Ms. Xu an 8% promissory note with principal amount of $500,000 on September 30, 2024, and another 8% promissory note with principal amount of $450,000 on January 13, 2025, which were the respective closing dates of the two transactions. Each note matures in 12 months after its issuance and can be pre-paid in part or in whole by the Company prior to its maturity date. The proceeds from the two note offerings were used for the general working capital purposes of the Company.

On January 14, 2025, the Company filed a Form S-8 to register an aggregate of 10,008,701 Class A ordinary shares, par value US$0.01 per share, which are reserved for issuance under the Company’s 2024 Equity Incentive Plan. This registration statement was filed in order to register the Company’s ordinary shares that may be offered or sold to participants under this equity incentive plan, either directly or upon exercise of options or other share-based awards granted under this plan.

On February 28, 2025, the Company, BW, a corporation organized under the laws of New York, and stockholders of BW, entered into a share purchase agreement. Pursuant to the agreement, the Company agreed to acquire 102 shares of common stock of BW, representing 51% equity interest from BW’s stockholders for a total consideration of $22,440,000 in cash. The transaction was closed on March 25, 2025, upon the satisfaction or waiver of customary closing conditions, including the approval of the Company’s shareholders. On March 24, 2025, the Company’s shareholders approved the consummation of the transaction pursuant to the share purchase agreement in a general extraordinary meeting. The Company was granted the right to appoint a majority of the members of BW’s board of directors. BW operates through its two wholly owned subsidiaries, Bomie US LLC in New Jersey and WooKoo LLC in Texas, engaging in e-commerce business on TikTok as well as providing e-commerce solutions to customers. This acquisition aligns with the Company’s strategy to expand into marketing-commerce field. By securing a majority interest in BW, the Company aims to capitalize on the growing interests demand for TikTok-driven e-commerce and related solutions.

On April 3, 2025 and May 30, 2025, respectively, the Company signed two promissory note purchase agreements with Mr. Guangrong Ao, who is a non-affiliated shareholder of the Company with less than 1% of the total voting power of the Company. Pursuant to these purchase agreements, the Company issued to Mr. Ao two 8% promissory note with principal amount of $200,000 each on April 3, 2025 and on May 30, 2025, which were the respective closing dates of the two transactions. Each note matures in 12 months after its issuance and can be pre-paid in part or in whole by the Company prior to its maturity date. The proceeds from the two note offerings were used for the general working capital purposes of the Company.

On September 18, 2025, the Company signed a promissory note purchase agreement with Ms. Minzhu Xu. The Company issued an 8% promissory note with principal amount of $250,000 (the “Note”) to Ms. Xu on September 18, 2025, the closing date of this transaction (the “Note Offering”). The Note will mature in 12 months after its issuance and can be pre-paid in part or in whole by the Company prior to its maturity date. The proceeds from the Note Offering will be used to for the general working capital purposes of the Company.

S-7

As indicated above, the Company has entered into note purchase agreements with Ms. Xu, on May 20, 2024, September 30, 2024 and January 13, 2025, pursuant to which the Company issued three unsecured promissory notes to Ms. Xu, respectively, in an aggregate original principal amount of $1,700,000.00 (“Xu’s Notes”). In addition, the Company has entered into note purchase agreements with Mr. Guangrong Ao, on November 14, 2023, January 18, 2024, and March 12, 2024, pursuant to which the Company issued three unsecured promissory notes to Mr. Ao, respectively, in an aggregate original principal amount of $2,250,000.00 (“Ao’s Notes”, collectively with Xu’s Notes, the “Current Notes”)

On September 18, 2025, the Company and each of Mr. Ao and Ms. Xu, signed certain acknowledgments (“Acknowledgements”), pursuant to which, the parties acknowledged and agreed to amend and restate each of the Current Notes (the “Amended and Restated Notes”) such that the maturity date of each of the Amended and Restated Notes are extended to March 31, 2026.

On October 28, 2025, the Company entered into a certain sales agreement with A.G.P/Alliance Global Partners (the “Sales Agent”) to issue and sell Company’s Class A ordinary shares, par value $0.01 per share, from time to time, through an at the market offering under which the Sales Agent will act as sales agent and/or principal. In connection with this sales agreement, the Company filed a prospectus supplement to offer up to an aggregate of 166,666,667 Class A ordinary shares, par value $0.01 per share, having an aggregate offering price of up to $100,000,000 from time to time through or to A.G.P. as sales agent or principal. On March 18, 2026, the Company sent a termination notice to the Sales Agent, pursuant to which, the Sales Agreement and all related agreements contemplated thereunder were terminated and had no further force and effect, effective on March 22, 2026. As of March 23, 2026, the Company has sold 5,880,052 Class A Ordinary Shares (on an adjusted basis to reflect the 1-for-100 reverse share split effective on December 18, 2025) pursuant to the Sales Agreement.

The following chart illustrates our corporate structure as of the date of this prospectus supplement, showing the Company’s principal subsidiaries, together with the jurisdiction of incorporation of each company and the percentage of voting securities beneficially owned, controlled or directed, directly or indirectly, by the Company.

*	unless otherwise indicated, the percentage of the voting power is 100% in the chart above.

S-8

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and will file reports, registration statements and other information with the SEC. The Company’s reports, registration statements and other information can be inspected on the SEC’s website at www.sec.gov. You may also visit us at https://pavs.ai. However, information contained on our website does not constitute a part of this prospectus supplement.

Business Overview

We are a holding company incorporated in Cayman Islands with no material operations of our own. Currently, our operation is conducted through our wholly owned subsidiary, 2Lab3 and 51% owned subsidiary, BW, in the U.S. Historically, through our operating subsidiaries in the PRC, we engaged in the (i) nutraceutical and dietary supplements business (divested in August 2023), (ii) e-commerce business (suspended in September 2023), (iii) internet information and advertising business (suspended in September 2023) and (iv) automobile sale business (divested in July 2024).

In March 2023, we consummated an acquisition of 100% of 2lab3, through which, we expanded our business into the AI and entertainment industries. On March 25, 2025, we closed an acquisition transaction of 51% equity interests of BW for a total consideration of $22,440,000 in cash. BW operates through its two wholly owned subsidiaries, Bomie US LLC in New Jersey and WooKoo LLC in Texas, engaging in e-commerce business on TikTok as well as providing e-commerce solutions to customers. This acquisition aligns with the Company’s strategy to expand into marketing-commerce field. By securing a majority interest in BW, the Company aims to capitalize on the growing interests demand for TikTok-driven e-commerce and related solutions.

As of the date of this prospectus supplement, we do not have any business or operations in the PRC. In connection with our historical operation in China, we faced various legal and operational risks and uncertainties related to doing business in China that could result in a material change in our operations and/or the value of our securities. We were subject to complex and evolving PRC laws and regulations. The PRC government has recently issued statements and conducted regulatory actions relating to areas such as approvals, filings or other administrative requirements on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit our and our PRC subsidiaries’ ability to conduct business and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors, accept foreign investments or list on a United States or other foreign exchange, or cause the value of our securities to significantly decline or be worthless. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China.”

For example, the recently promulgated Data Security Law and the Personal Information Protection Law in 2021 posed additional challenges to our cybersecurity and data privacy compliance. On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “new Cybersecurity Review Measures”) to replace the original Cybersecurity Review Measures. The new Cybersecurity Review Measures took effect on February 15, 2022. Pursuant to the new Cybersecurity Review Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. A network platform operator holding more than one million users/users’ individual information also shall be subject to cybersecurity review before listing abroad. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and network information security risk in connection with the overseas listing. On September 24, 2024, the State Council promulgated the Network Data Security Administration (the “Security Administration Regulations”), which came into effect on January 1, 2025. According to the Security Administration Regulations, network data processing activities refer to the collection, storage, use, processing, transmission, provision, disclosure, deletion, and other activities of network data. A network data processor refers to an individual or organization that independently determines the purpose and method of processing in network data processing activities. If a network data processor conducts network data processing activities that affect or may affect national security, a national security review is required. Security Administration Regulations further stipulates that if it is indeed necessary to provide important data collected or generated within the country to overseas entities, a data export security assessment organized by the national cyberspace administration must be conducted. As of today, we have not received any inquiry, notice, warning, or sanctions regarding our corporate structure from the CSRC, CAC or any other PRC governmental agency. As advised by our PRC counsel, Jingtian & Gongcheng LLP, we are unlikely to be subject to cybersecurity review, because: (i) we have not received any notice from governmental agency to treat us as an operator of critical information infrastructure, and (ii) we have not received any notice from governmental agency to treat us as an online platform operator who possesses personal information of more than one million users. In addition, we currently do not have over one million users’ personal information. If we ever became subject to the cybersecurity review of CAC in the future as the applicable rules, regulations, policies or the interpretation thereof change, during such review, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review could also result in negative publicity with respect to our company and diversion of our managerial and financial resources. For additional details, see “Item 3. Key Information-Risk Factors-Risks Related to Doing Business in China.”

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On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023.

Furthermore, the PRC regulators have promulgated new anti-monopoly and competition laws and regulations and strengthened the enforcement under these laws and regulations. There remain uncertainties as to how the laws, regulations and guidelines recently promulgated will be implemented and whether these laws, regulations and guidelines will have a material impact on our business, financial condition, results of operations and prospects. We cannot assure you that our business operations comply with such regulations and authorities’ requirements in all respects. If any non-compliance is raised by relevant authorities and determined against us, we may be subject to fines and other penalties.

Risks and uncertainties arising from the legal system in China, including the above-mentioned risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China.”

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Our previous auditor, Enrome LLP, the independent registered public accounting firm that issue the audit report included in the accompanying prospectus. Our current auditor is HHL LLP. Both auditors are registered with the PCAOB. Both auditors are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with applicable professional standards. Enrome LLP is headquartered in Singapore and can be inspected by the PCAOB on a regular basis. HHL LLP is headquartered in New York and can be inspected by the PCAOB on a regular basis. Both auditors are not subject to the determinations announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong, however, recent developments with respect to audits of China-based companies create uncertainty about the ability of our PRC subsidiaries to fully cooperate with HHL LLP’s audit without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our current auditor, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance. The SOP Agreement, together with two protocol agreements (collectively, “SOP Agreements”), governs inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

These risks, if materialized, could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or be worthless. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China.”

Corporate Information

Our principal executive offices are located at 250 Park Avenue, 7th Floor, New York, NY 10017. Our telephone number at that address is 929-215-4832. We maintain a website at https://pavs.ai/that contains information about our Company, though no information contained on our website is part of this prospectus supplement.

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THE OFFERING

Securities offered by us	330,000 Class A Ordinary Shares and pre-funded warrants to purchase 13,955,715 Class A Ordinary Shares

Offering price per Class A Ordinary Share (or Warrant in lieu thereof):	$0.35

Pre-Funded Warrants:

We are also offering Warrants to purchase up to 13,955,715 of our Class A Ordinary Shares to the purchaser whose purchase of additional Class A Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Class A Ordinary Shares immediately following the consummation of this offering, or the Beneficial Ownership Limitation (as defined in the form of the Warrant). The purchase price of each Warrant is equal to $0.3499, which is equal to the purchase price of the Class A Ordinary Shares less $0.0001, the exercise price of each Warrant. The Warrants are immediately exercisable and may be exercised at any time until exercised in full, subject to the Beneficial Ownership Limitation. This offering also relates to the Class A Ordinary Shares issuable upon exercise of any Warrants sold in this offering.

Class A Ordinary Shares outstanding prior to the offering	6,547,330 Class A Ordinary Shares.

Class A Ordinary Shares to be outstanding after this offering	20,833,045 Class A Ordinary Shares (assuming full exercise of the Warrants).

Use of proceeds

We estimate the net proceeds to us from this Offering and the concurrent private placement will be approximately $$4,540,000, after deducting estimated offering expenses payable by us. We currently intend to use the net proceeds from the Offering for working capital and general corporate purposes.

See “Use of Proceeds” on page S-13 of this prospectus supplement.

Risk factors

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Ordinary Shares.

Nasdaq Capital Market symbol

Our Class A Ordinary Shares are listed on the Nasdaq under the symbol “PAVS.” We do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system.

Unless otherwise indicated, the number of Class A Ordinary Shares outstanding prior to and after this Offering is based on 6,547,330 Class A Ordinary Shares outstanding as of March 23, 2026.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, as amended, initially filed on August 4, 2025 and amended on August 7, 2025, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus supplement and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for working capital and for other general corporate purposes. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A substantial number of our Class A Ordinary Shares may be sold in this offering and we may sell or issue additional Class A Ordinary Shares in the future, which could cause the price of the Class A Ordinary Shares to decline.

We are offering 330,000 Class A Ordinary Shares and Warrants to purchase 13,955,715 Class A Ordinary Shares in this offering.  This sale and any future issuances or sales of a substantial number of Class A Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Class A Ordinary Shares. We are likely to issue a substantial number of Class A Ordinary Shares in connection with the exercise of Warrants, and in the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the Class A Ordinary Shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements for at least 12 months from the date of this prospectus supplement, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the Class A Ordinary Shares may be volatile.

The market price of the Class A Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Class A Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Class A Ordinary Shares.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of Class A Ordinary Shares ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ordinary shares at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may acquire the Class A Ordinary Shares issuable upon exercise of such warrants at an exercise price of $0.0001 per share. Moreover, following this offering, the market value of the pre-funded warrants will be uncertain, and there can be no assurance that the market value of the pre-funded warrants will equal or exceed their public offering price.

Holders of our Pre-Funded Warrants will have no rights as shareholders until they acquire our Class A Ordinary Shares.

Until you acquire Class A Ordinary Shares upon exercise of your Pre-Funded Warrants, you will have no rights with respect to our Class A Ordinary Shares issuable upon exercise of your warrants. Upon exercise of your Pre-Funded Warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

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USE OF PROCEEDS

We estimate that we will receive approximately $$4,540,000 in net proceeds from the sale of 330,000 Class A Ordinary Shares and Warrants to purchase 13,955,715 Class A Ordinary Shares offered by us in this Offering, after deducting the Financial Advisor’s fees and estimated offering expenses of approximately $460,000 payable by us and assuming full exercise of any Warrants.

We intend to use these proceeds for working capital and general corporate purposes.

This expected use of the net proceeds from this Offering represents our intentions based upon our current plans and business conditions. Our management will have discretion in allocating the net proceeds in accordance with the above priorities and purposes.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our Class A Ordinary Shares after this offering.

Our net tangible book value on September 30, 2025, was approximately $1.3 million, or $1.89 per Class A Ordinary Share. Upon the issuance and sale of 5,880,052 Class A Ordinary Shares pursuant to the sales agreement with A.G.P. dated October 28, 2025, for net proceeds of approximately $14.8 million, our adjusted net tangible book value on September 30, 2025 was approximately $16.1 million, or $2.46 per Class A Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares issued and outstanding.

After giving effect to the issue of issuance and sale of 330,000 Class A Ordinary Shares and Warrants to purchase 13,955,715 Class A Ordinary Shares at an offering price of $0.35 per share in this offering, and after deducting the Financial Advisor’s fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $20.6 million, or approximately $0.99 per Class A Ordinary Share. This represents an immediate decrease of net tangible book value of $1.47 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.64 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per Class A Ordinary Share	$0.35

Net tangible book value per Class A Ordinary Share as of September 30, 2025, adjusted for issuance and sale of 5,880,052 Class A Ordinary Shares pursuant to the sales agreement with A.G.P. dated October 28, 2025, for net proceeds of $14.8 million	$2.46
Increase in net tangible book value per Class A Ordinary Share attributable to existing investors	$1.47

Net tangible book value per Class A Ordinary Share after further giving effect to this offering, our adjusted net tangible book value on September 30, 2025	$0.99

Dilution per Class A Ordinary Share to new investors	$0.64

The above discussion and table are based on 667,247 Class A Ordinary Shares outstanding as of September 30, 2025.

To the extent that we grant additional options or other awards under our share incentive plan or issue additional warrants and/or ordinary shares in the future and to the extent that certain anti-dilution adjustments in the number of Class A Ordinary Shares issuable upon the exercise of our Warrants are required to be made, there may be further dilution.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 330,000 Class A Ordinary Shares and Warrants to purchase 13,955,715 Class A Ordinary Shares. The following description of our Class A Ordinary Shares and such Warrants summarizes the material terms and provisions thereof.

Ordinary Shares

For a description of the rights associated with the Class A Ordinary Shares, see “Description of Share Capital” in the accompanying prospectus. Our are listed on the Nasdaq Capital Market under the symbol “PAVS.” Our transfer agent is Vstock Transfer LLC.

Warrants

The following is a summary of the material attributes and characteristics of the Warrants. The form of Warrants will be provided to the pre-funded warrant purchasers in this offering and will be filed as an exhibit to a Current Report on Form 6-K in connection with this Offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. The following summary is subject in all respects to the provisions contained in the pre-funded warrants. Pre-funded warrants will be issued in certificated form only.

Duration and Exercise Price

Each Warrant entitles the holder thereof to purchase Class A ordinary shares at an exercise price equal to $0.0001 per share. Each Warrant will be exercisable at any time beginning on the date of issuance. The number of Class A Ordinary Shares issuable upon exercise of each pre-funded warrant is subject to appropriate adjustment in the event of certain dividends, share splits, share consolidations, reorganizations or similar events affecting our Class A Ordinary Shares and the exercise price. The Warrants do not expire.

Exercisability

The holder of the Warrant may exercise the pre-funded warrant by delivering an exercise notice, completed and duly signed, and payment in cash of the exercise price for the number of Class A Ordinary Shares for which the Warrant is being exercised. The holder of the Warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in Class A ordinary shares determined according to the formula set forth in the pre-funded warrant. Upon a holder’s exercise of the Warrant, we will issue the Class A Ordinary Shares to which the holder is entitled pursuant to such exercise within two trading days after the exercise date. If we do not issue the warrant shares within such time period, and the holder is required to purchase Class A Ordinary Shares to deliver in satisfaction of a sale by the holder of the warrant shares, we will pay the holder the amount, if any, by which the holder’s purchase price (including brokerage commissions, if any) for the Class A Ordinary Shares so purchased exceeds the price at which the sell order giving rise to such purchase obligation was executed, or in the alternative and at the option of the holder, either reinstate the exercised portion of the warrant (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of Class A Ordinary Shares that were required to be issued.

Fundamental Transaction

In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A Ordinary Shares then the pre-funded warrant will be deemed to have been fully exercised immediately prior to the consummation of the fundamental transaction, without regard to any limitations on exercise.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on the Nasdaq Capital Market or any securities exchange or nationally recognized trading system. We will initially serve as the warrant agent under the Warrants.

Right as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of Class A Ordinary Shares, the holders of the Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Warrants.

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Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Vstock Transfer LLC, located at Woodmere, NY, Utah. Their mailing address 18 Lafayette Place, Woodmere, NY 11598. Their phone number is (212) 828-8436.

NASDAQ Capital Market Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “PAVS.”

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, as the Financial Advisor, has agreed to act as our exclusive financial advisor in connection with this offering subject to the terms and conditions of the Financial Advisor Agreement dated March 24, 2026. The Financial Advisor is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. The terms of this offering were subject to market conditions and negotiations between us and the investor. We have entered into a securities purchase agreement directly with the investor who has agreed to purchase our securities in this offering. We will only sell securities in this offering to such investor.

We will deliver the securities being issued to the investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about March 25, 2026.

We have agreed to indemnify the Financial Advisor against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Financial Advisor may be required to make in respect thereof.

Fees and Expenses

We have engaged the Financial Advisor as our exclusive financial advisor in connection with this offering. We have agreed to pay the Financial Advisor a fee based on the aggregate proceeds as set forth in the table below.

	Per Share	Total
Offering Price	$0.3500	5,000,000.25
Financial Advisor’s Fees(1)	$0.0245	350,000.0175
Proceeds, before expenses, to us	$0.3255	4,650,000.2325

(1)

We will pay the financial advisor a fee equal to the sum of 7.0% of the aggregate purchase price paid by the investors placed by the placement agent, and up to $50,000 for the reasonable and accounted fees and expenses. For additional information about the compensation paid to the placement agent, see “Plan of Distribution” beginning on page S-15 of this prospectus supplement.

Regulation M

The Financial Advisor may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Financial Advisor would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Financial Advisor acting as principal. Under these rules and regulations, the Financial Advisor:

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●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution

Listing

Our Class A Ordinary Shares are listed on Nasdaq under the trading symbol “PAVS”. We do not intend to apply for a listing of the Pre-Funded Warrants issued in this offering on any national securities exchange or other nationally recognized trading system.

Company Standstill

We have agreed that we will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class A Ordinary Shares or Class A Ordinary Share equivalents, (ii) file any registration statement or amendment or supplement thereto, other than, among other things, (a) the filing of this prospectus supplement, (b) filing a registration statement on Form S-8 in connection with any employee benefit plan, or (c) issuance of securities in one or more private placement transactions to non-U.S. persons in compliance with Regulation S promulgated under the Securities Act, provided that no placement agent, underwriter or other investment bank is engaged in connection with such issuance, for a period of 30 days following the entry to the Securities Purchase Agreement.

Discretionary Accounts

The Financial Advisor does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Financial Advisor and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Financial Advisor and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Financial Advisor and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Financial Advisor or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Financial Advisor  and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The Financial Advisor and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus supplement will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Campbells LLP to the extent governed by the laws of the Cayman Islands. Thompson Hine LLP, New York, New York, is acting as counsel for A.G.P. in connection with this offering.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement for the year ended March 31, 2025. 2024, and 2023 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended March 31, 2025, 2024, and 2023 are included in our Annual Report on Form 20-F for the year ended March 31, 2025, initially filed on August 4, 2025 and amended on August 7, 2025, which are incorporated by reference into this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F, as amended for the fiscal year ended March 31, 2025, filed with the SEC on August 4, 2025 and amended on August 7, 2025;

(2)

the Company’s Current Reports on Form 6-K or 6-K/A, filed with the SEC on April 3, 2025, April 24, 2025, May 7, 2025, May 30, 2025, May 30, 2025, June 6, 2025, June 30, 2025, September 22, 2025, October 24, 2025, October 29, 2025, November 10, 2025, November 19, 2025, November 25, 2025, December 4, 2025, December 5, 2025, January 13, 2026, January 22, 2026, February 18, 2026, February 20, 2026, March 23, 2026; and

(3)

the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-39098) filed with the Commission on October 22, 2019, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus supplement, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus supplement and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus supplement from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus supplement, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 250 Park Avenue, 7th Floor, New York, NY 10017; Attention: Xiaoyue Zhang, 929-215-4832.

S-17

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at https://pavs.ai/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in the U.S. In addition, certain of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands counsel, there is uncertainty under Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be characterized by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands may not recognize or enforce the judgment against a Cayman Islands company. The courts of the Cayman Islands have in the past treated certain disgorgement proceedings brought by or on behalf of the U.S. Securities and Exchange Commission as potentially penal or punitive in nature and that such judgments may not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands Courts have not yet specifically ruled on the characterization of such judgments arising under U.S. or Hong Kong securities laws. Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States, or the courts of Hong Kong, under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

S-18

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final and conclusive, (4) is not in respect of taxes, a fine or a penalty, (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (6) was not obtained by fraud.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

S-19

PROSPECTUS

Paranovus Entertainment Technology Ltd.

$200,000,000

Class A Ordinary Shares, Preferred Shares, Debt Securities

Warrants, Rights and Units

We may, from time to time in one or more offerings, offer and sell up to $200,000,000 in the aggregate of Class A ordinary shares, par value $0.01 per share (the “Class A Ordinary Shares”), preferred shares, warrants, units and rights to purchase Class A Ordinary Shares or preferred shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PAVS.” On November 24, 2025, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $0.58 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 11 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, preferred shares, warrants, units and rights to purchase Class A Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $ 200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “PAVS,” “Paranovus,” “we,” “us,” “our,” “the Company” or similar words refer to Paranovus Entertainment Technology Ltd., together with our subsidiaries.

1

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

•	2lab3” refer to 2lab3 Inc., a Delaware corporation which is wholly owned by the Company;

•	“China” or the “PRC” refers to the People’s Republic of China, including Hong Kong Special Administrative Region and the Macau Special Administrative Region, unless referencing specific laws and regulations adopted by the PRC and other legal or tax matters only applicable to mainland China, and excluding, for the purposes of this prospectus only, Taiwan; “PRC subsidiaries” and “PRC entities” refer to entities established in accordance with PRC laws and regulations;

•	“Fujian Happiness” is to Fujian Happiness Biotech Co., Limited, a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Happiness Fuzhou. Fujian Happiness was sold to a non-affiliated third party in August 2023 and is no longer a subsidiary of the Company;

•	“Happiness Hong Kong” refers to Happiness Holding Group Limited, formerly known as Happiness Biology Technology Group Limited, a Hong Kong limited liability company organized under the laws of Hong Kong and a wholly-owned subsidiary of PAVS;

•	“Happiness Fuzhou” refers to Happiness (Fuzhou) E-commerce Co., Ltd,, formerly known as Happiness (Nanping) Biotech Co., Limited (“Happiness Nanping”), a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Happiness Hong Kong;

•	“Happy Buy” refers to Happy Buy (Fujian) Internet Technology Co., Limited, a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Happiness Fuzhou. The operation of Happy Buy was suspended in September 2023;

•	“PAVS”, “Paranovus”, or “the Company” refer to Paranovus Entertainment Technology Ltd. (formerly known as “Happiness Development Group Limited”), an exempted company registered in the Cayman Islands with limited liability;

•	“Paranovus Hong Kong” refers to Paranovus Entertainment Technology Limited, a limited liability company established under the laws of Hong Kong and a wholly owned subsidiary of PAVS;

•	“Paranovus PRC” refers to Hainan Paranovus Entertainment Technology Co., Ltd., a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Paranovus Hong Kong;

•	“BW” refers to Bomie Wookoo Inc, a corporation organized under the laws of New York, a 51% subsidiary controlled by PAVS;

•	“RMB” and “Renminbi” refer to the legal currency of China;

•	“Shares,” “shares,” or “ordinary shares” refers to the Ordinary Shares, par value $0.01 (post-reverse split), of Paranovus;

•	“Shunchang Happiness” is to Shunchang Happiness Nutraceutical Co., Ltd, a 100% subsidiary of “Fujian Happiness”. Shunchang Happiness was sold to a non-affiliated third party in August 2023 and is no longer a subsidiary of the Company;

•	“Taochejun,” refers Taochejun (Fujian) Auto Sales Co., Limited., a 51% subsidiary controlled by Happiness Shunchang;

•	“US$,” “U.S. dollars,” “$” and “dollars” refer to the legal currency of the United States; and

•	“we,” “us,” “our company” and “our” refer to Paranovus Entertainment Technology Ltd. and its consolidated subsidiaries. We conduct operations in China through our PRC subsidiaries.

2

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

History and Development of the Company

We were formed under the name of “Happiness Biotech Group Limited” on February 9, 2018, under the laws of the Cayman Islands. In October 2022, we changed the name from “Happiness Biotech Group Limited” to “Happiness Development Group Limited”. In March 2023, our registered name was changed to “Paranovus Entertainment Technology Ltd.”

Our registered office is at Harneys Fiduciary (Cayman) Limited, with its offices located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002M Cayman Islands. Our principal executive offices are located at 250 Park Avenue, 7th Floor, New York, NY 10017. Our telephone number at that address is + 1-929-215-4832. Our company website is https://pavs.ai.

3

Paranovus is the sole shareholder of Paranovus Entertainment Technology Limited, incorporated in Hong Kong on May 6, 2024 (“Paranovus Hong Kong”), which is the sole shareholder of Hainan Paranovus Entertainment Technology Co., Ltd (“Paranovus PRC”). Paranovus PRC was incorporated on June 17, 2024 under the laws of the People’s Republic of China, as a wholly-owned subsidiary of Paranovus Hong Kong and a wholly foreign-owned entity under the PRC laws. None of Paranovus, Paranovus Hong Kong and Paranovus PRC engages in any active business other than acting as holding companies currently. We conduct our business mainly through 2lab3 LLC, a limited liability company incorporated in Delaware on August 12, 2022.

Historically, Paranovus was the sole shareholder of Happiness Hong Kong, incorporated in Hong Kong on March 5, 2018, which was the sole shareholder of Happiness Fuzhou. Happiness Fuzhou was incorporated on June 1, 2018 under the laws of the People’s Republic of China, as a wholly-owned subsidiary of Happiness Hong Kong and a wholly foreign-owned entity under the PRC laws. Neither Paranovus, Happiness Hong Kong nor Happiness Fuzhou was currently engaged in any active business other than acting as holding companies. We conducted our business through Fujian Happiness, a wholly-owned subsidiary of Happiness Fuzhou and incorporated on November 19, 2004 under the PRC laws. Fujian Happiness holds all of the equity or ownership of Shunchang Happiness Nutraceutical Co., Ltd (“Shunchang Happiness”). Through Fujian Happiness and Shunchang Happiness, the Company was a biotech company that specializes in research, development, production and selling of nutraceutical and dietary supplements made of Ganoderma spore powder and others mainly in China.

On October 25, 2019, our ordinary shares commenced trading on Nasdaq under the symbol “HAPP”.

On July 17, 2020, Happy Buy (Fujian) Internet Technology Co., Limited, or “Happy Buy”, was incorporated under the laws of People’s Republic of China and was a wholly owned subsidiary of Happiness Fuzhou. Happy Buy was incorporated in order to develop our e-commerce business. Our e-commerce business focused on providing e-commerce solutions and services for small and medium-sized enterprises. Our mission for the e-commerce business was to enable small and medium-sized enterprises to fully leverage the power of e-commerce to grow rapidly.

On April 27, 2021, Taochejun (Fujian) Auto Sales Co., Limited, “Taochejun”, was incorporated under the laws of People’s Republic of China and 51% of it is owned by Happiness Fuzhou. We launched this B2B (Business-to-Business) platform for sales of automobiles. Our automobile sales business was formerly under the brand name of “Happy Auto”, and was rebranded to “Taochejun” in June 2021. Taochejun mainly focused on building a network among car dealers in China to offer better overall sales experience and services to purchasers, and to streamline the automotive industry transaction. China is one of the world’s largest automobile markets, both in terms of demand and supply. Through Taochejun, we utilized our dealer network to distribute the inventories and used cars from large 4S stores, online car hailing platforms and car makers to third and fourth tier cities, which served as a great solution to the over-supply issues in first tier cities.

On October 14, 2021, Paranovus and its wholly-owned subsidiary, Fujian Happiness, acquired 70% of the equity interest in Fujian Shennong Jiagu Development Co., Ltd. (“Shennong”) to further strengthen the Company’s industrial integration. The acquisition of Fujian Shennong closed on November 22, 2021.

On March 4, 2022, Paranovus and its wholly-owned subsidiary, Fujian Happiness, acquired 100% of the equity interest in Fuzhou Hekangyuan Trading Co., Ltd. (“Hekangyuan”) to further strengthen the distribution network of the Company.

4

On March 10, 2023, the Company’s shareholders have approved, via a special resolution, to change our name to “Paranovus Entertainment Technology Ltd.” and the trading symbol to “PAVS”, effective on March 14, 2023, to better reflect the Company’s multiple business lines.

On March 14, 2023, the Company entered into a securities purchase agreement with (i) 2lab3, a Delaware limited liability company; and (ii) the sole member of 2lab3. Pursuant to the acquisition SPA, the Company purchased all the membership interests of 2lab3 from the Seller, and, in exchange, the Company issued an aggregate of 1,375,000 Class A ordinary share to 21ab3 and/or its designees. The parties to the acquisition SPA agreed that valuation of 2lab3 was approximately $6 million. The Class A ordinary shares were issued at a per share price of $4.4, which is equal to the volume-weighted average price of the past five-day of the Class A ordinary shares upon signing. On March 28, 2023, the Company closed this acquisition.

On April 10, 2023, Happiness Shunchang, Fujian Happiness and Fujian Hengda Beverage Co., Ltd. (“Fujian Hengda”) entered into a certain share purchase agreement. Pursuant to this disposition SPA, Fujian Hengda agreed to purchase the Fujian Happiness from Happiness Shunchang in exchange for cash consideration of RMB 78 million (approximately $11.3 million). This transaction was closed on August 7, 2023. Upon closing, Fujian Hengda became the sole shareholder of Fujian Happiness and, as a result, assumed all assets and liabilities of Fujian Happiness and subsidiaries owned or controlled by Fujian Happiness.

On September 3, 2023, the Board of Directors of the Company approved suspension of the Company’s e-commerce and internet information and advertising business conducted through the Company’s indirect subsidiary Happy Buy (Fujian) Internet Technology Co., Limited. As of March 31, 2023, the e-commerce and internet information and advertising business incurred loss of approximately $21.42 million comparing to loss of approximate $7.60 million as of March 31, 2022. Due to the lingering adverse impacts of COVID-19 and sluggish macro-economic condition in China, the management does not expect short-term turn-over of these businesses and therefore the Board decided to suspend these loss-incurring businesses. After disposition of its nutraceutical and dietary supplements business in August 2023 and suspension of the e-commerce and internet information and advertising business expected in September 2023, the Company’s only remaining operating business based in China was the automobile sales business.

On November 12, 2023, the Company entered into a software development agreement with Blueline. Pursuant to the development agreement, Blueline shall be responsible for developing and delivering certain interactive game application (“10,000 Lives”, formerly known as “Hollywood Sunshine”), including the underlying software, documentation, and technical data, under the terms and conditions of the Development Agreement, and agreed to assign to the Company all the right, title, and interest in 10,000 Lives, excluding any Background Technology (as defined in the development agreement). Blueline will deliver the initial full-featured version for the PC platform (the “PC Release”) six months after the Start Date as defined in the Development Agreement, followed by the delivery of iOS version (the “iOS Release”) three months after the PC Release. In exchange, the Company agreed to pay a total of $1,500,000 development fee to Blueline for the PC Release, and $400,000 development fee for the iOS Release, in accordance with the schedule set forth in the Development Agreement. The decision to develop the iOS Release is at the discretion of the Company. Furthermore, once 10,000 Lives starts generating revenues, the Company agreed to pay Blueline 9% of the net revenue after deducting all the licensing fees owned to all talent partners.

On November 9, 2023, January 18, 2024, March 12, 2024, respectively, the Company signed three promissory note purchase agreements with a non-U.S. investor (the “Lender”), pursuant to which, the Company issued three 8% promissory notes, each with principal amount of $750,000 to such investor on November 14, 2023, January 18, 2024 and March 12, 2024. The Note will mature in 12-month after its issuance and can be pre-paid in part or in whole by the Company prior to its maturity date. The proceeds from the Note were used to fund the development of 10,000 Lives and the general corporate activities of the Company.

5

On November 16, 2023, the Company filed a Form F-3 registration statement, which went effective on December 5, 2023, offering to sell up to $100,000,000 in the aggregate of Class A ordinary shares, par value $0.01 per share, preferred shares, warrants, units and rights to purchase Class A Ordinary Shares or preferred shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

On January 19, 2024, the Company held three extraordinary general meetings of shareholders of Class B Ordinary Shares, shareholders of Class A Ordinary Shares, and shareholders of Class B Ordinary Shares and Class A Ordinary Shares, respectively. The purpose of the meetings are to approve the variation of class rights attached to the Class B Ordinary Shares, as set out in the Company’s fourth amended and restated memorandum and articles of association (effective on March 10, 2023) (the “Fourth M&A”), to terminate certain “sunset provisions” attached to the Class B Ordinary Shares, by the removal of (a) the conversion rights set out in Articles 8(6)(b) and 8(6)(c) of the Fourth M&A (such proposal, the “Variation of Rights of Class B Ordinary Shares Proposal”). Shareholders of Class B Ordinary Shares and shareholders of Class A Ordinary Shares approved such proposal separately, as a special resolutions of shareholders of Class B Ordinary Shares, and an ordinary resolution of shareholders of Class A Ordinary Shares. Then, all the shareholders approved, as a special resolution, to adopt the fifth amended and restated memorandum and articles of association to effect the Variation of Rights of Class B Ordinary Shares Proposal. The fifth amended and restated memorandum and articles of association became effective on January 19, 2024.

On May 6, 2024, the Company established a wholly owned subsidiary in Hong Kong, Paranovus Entertainment Technology Limited (“Paranovus Hong Kong”).

On May 20, 2024, the Company signed a promissory note purchase agreement with Ms. Minzhu Xu, who is the chairperson of the Board. Ms. Xu is also the sole shareholder of Happy Group Inc., which owns 602,255 Class B ordinary shares of the Company, par value $0.01 each, representing 63.5% of the total voting power of the Company. Pursuant to the purchase agreement, the Company issued an 8% promissory note with principal amount of $750,000 to Ms. Xu on May 20, 2024, the closing date of this transaction. The note will mature in 12 months after its issuance and can be pre-paid in part or in whole by the Company prior to its maturity date. The proceeds from the note offering were used for the general working capital purposes of the Company.

On June 17, 2024, the Company established a subsidiary in China, Hainan Paranovus Entertainment Technology Limited (“Paranovus PRC”), which is wholly owned by Paranovus Hong Kong. As of the date of this prospectus, both Paranovus Hong Kong and Paranovus PRC do not have operating business yet.

On July 5, 2024, the Company has sold 100% equity interests of Happiness Hong Kong to Mr. Yuan Liu, who is not affiliate of the Company or any of its directors or officers, together with Happiness Hong Kong’s direct and indirect subsidiaries of Happiness (Shunchang) E-commerce Co., Ltd., the operating entity of the Company’s e-commerce and internet information and advertising business, and Taochejun (Fujian) Auto Sales Co., Ltd., the operating entity of the Company’s automobile sales business, in China.

On July 17, 2024, in connection with the Company’s strategic transition to streamline its operations and to concentrate in our core competencies in providing AI-powered solutions, the Company entered into a certain securities purchase agreement with certain non-U.S. investors, pursuant to which the Company agreed to sell up to 60,000,000 Class A Ordinary Shares at a per share purchase price of $0.45. Upon satisfying all closing conditions, the offering was consummated on August 7, 2024. The Company issued a total of 60,000,000 restricted Class A Ordinary Shares to the investors. The gross proceeds to the Company are approximately $27,000,000, before deducting any fees or expenses. The Company plans to use the net proceeds for possible strategic acquisition with companies that have an expertise in AI-powered solutions, including AI logistics and delivery services, AI e-commerce services, and AI advertising placements, and company engaged in the businesses of gas-fired power generation, and for general corporate purpose.

6

On September 13, 2024, the Company filed a Form F-3 registration statement, which became effective on September 27, 2024, to register the resale of up to an aggregate of 60,000,000 Class A ordinary shares, par value $0.01 per share, by the investors from the offering that closed on August 7, 2024.

On September 30, 2024 and January 13, 2025, respectively, the Company signed two promissory note purchase agreements with Ms. Minzhu Xu. Pursuant to these purchase agreements, the Company issued to Ms. Xu an 8% promissory note with principal amount of $500,000 on September 30, 2024, and another 8% promissory note with principal amount of $450,000 on January 13, 2025, which were the respective closing dates of the two transactions. Each note matures in 12 months after its issuance and can be pre-paid in part or in whole by the Company prior to its maturity date. The proceeds from the two note offerings were used for the general working capital purposes of the Company.

On January 14, 2025, the Company filed a Form S-8 to register an aggregate of 10,008,701 Class A ordinary shares, par value US$0.01 per share, which are reserved for issuance under the Company’s 2024 Equity Incentive Plan. This registration statement was filed in order to register the Company’s ordinary shares that may be offered or sold to participants under this equity incentive plan, either directly or upon exercise of options or other share-based awards granted under this plan.

On February 28, 2025, the Company, BW, a corporation organized under the laws of New York, and stockholders of BW, entered into a share purchase agreement. Pursuant to the agreement, the Company agreed to acquire 102 shares of common stock of BW, representing 51% equity interest from BW’s stockholders for a total consideration of $22,440,000 in cash. The transaction was closed on March 25, 2025, upon the satisfaction or waiver of customary closing conditions, including the approval of the Company’s shareholders. On March 24, 2025, the Company’s shareholders approved the consummation of the transaction pursuant to the share purchase agreement in a general extraordinary meeting. The Company was granted the right to appoint a majority of the members of BW’s board of directors. BW operates through its two wholly owned subsidiaries, Bomie US LLC in New Jersey and WooKoo LLC in Texas, engaging in e-commerce business on TikTok as well as providing e-commerce solutions to customers. This acquisition aligns with the Company’s strategy to expand into marketing-commerce field. By securing a majority interest in BW, the Company aims to capitalize on the growing interests demand for TikTok-driven e-commerce and related solutions.

On April 3, 2025 and May 30, 2025, respectively, the Company signed two promissory note purchase agreements with Mr. Guangrong Ao, who is a non-affiliated shareholder of the Company with less than 1% of the total voting power of the Company. Pursuant to these purchase agreements, the Company issued to Mr. Ao two 8% promissory note with principal amount of $200,000 each on April 3, 2025 and on May 30, 2025, which were the respective closing dates of the two transactions. Each note matures in 12 months after its issuance and can be pre-paid in part or in whole by the Company prior to its maturity date. The proceeds from the two note offerings were used for the general working capital purposes of the Company.

On September 18, 2025, the Company signed a promissory note purchase agreement with Ms. Minzhu Xu. The Company issued an 8% promissory note with principal amount of $250,000 (the “Note”) to Ms. Xu on September 18, 2025, the closing date of this transaction (the “Note Offering”). The Note will mature in 12 months after its issuance and can be pre-paid in part or in whole by the Company prior to its maturity date. The proceeds from the Note Offering will be used to for the general working capital purposes of the Company.

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As indicated above, the Company has entered into note purchase agreements with Ms. Xu, on May 20, 2024, September 30, 2024 and January 13, 2025, pursuant to which the Company issued three unsecured promissory notes to Ms. Xu, respectively, in an aggregate original principal amount of $1,700,000.00 (“Xu’s Notes”). In addition, the Company has entered into note purchase agreements with Mr. Guangrong Ao, on November 14, 2023, January 18, 2024, and March 12, 2024, pursuant to which the Company issued three unsecured promissory notes to Mr. Ao, respectively, in an aggregate original principal amount of $2,250,000.00 (“Ao’s Notes”, collectively with Xu’s Notes, the “Current Notes”)

On September 18, 2025, the Company and each of Mr. Ao and Ms. Xu, signed certain acknowledgments (“Acknowledgements”), pursuant to which, the parties acknowledged and agreed to amend and restate each of the Current Notes (the “Amended and Restated Notes”) such that the maturity date of each of the Amended and Restated Notes are extended to March 31, 2026.

On October 28, 2025, the Company entered into a certain sales agreement with A.G.P/Alliance Global Partners (the “Sales Agent”) to issue and sell Company’s Class A ordinary shares, par value $0.01 per share, from time to time, through an at the market offering under which the Sales Agent will act as sales agent and/or principal. In connection with this sales agreement, the Company filed a prospectus supplement to offer up to an aggregate of 166,666,667 Class A ordinary shares, par value $0.01 per share, having an aggregate offering price of up to $100,000,000 from time to time through or to A.G.P. as sales agent or principal.

The following chart illustrates our corporate structure as of the date of this prospectus, showing the Company’s principal subsidiaries, together with the jurisdiction of incorporation of each company and the percentage of voting securities beneficially owned, controlled or directed, directly or indirectly, by the Company.

*	unless otherwise indicated, the percentage of the voting power is 100% in the chart above.

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The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and will file reports, registration statements and other information with the SEC. The Company’s reports, registration statements and other information can be inspected on the SEC’s website at www.sec.gov. You may also visit us at https://pavs.ai. However, information contained on our website does not constitute a part of this prospectus.

Business Overview

We are a holding company incorporated in Cayman Islands with no material operations of our own. Currently, our operation is conducted through our wholly owned subsidiary, 2Lab3 and 51% owned subsidiary, BW, in the U.S. Historically, through our operating subsidiaries in the PRC, we engaged in the (i) nutraceutical and dietary supplements business (divested in August 2023), (ii) e-commerce business (suspended in September 2023), (iii) internet information and advertising business (suspended in September 2023) and (iv) automobile sale business (divested in July 2024).

In March 2023, we consummated an acquisition of 100% of 2lab3, through which, we expanded our business into the AI and entertainment industries. On March 25, 2025, we closed an acquisition transaction of 51% equity interests of BW for a total consideration of $22,440,000 in cash. BW operates through its two wholly owned subsidiaries, Bomie US LLC in New Jersey and WooKoo LLC in Texas, engaging in e-commerce business on TikTok as well as providing e-commerce solutions to customers. This acquisition aligns with the Company’s strategy to expand into marketing-commerce field. By securing a majority interest in BW, the Company aims to capitalize on the growing interests demand for TikTok-driven e-commerce and related solutions.

As of the date of this prospectus, we do not have any business or operations in the PRC. In connection with our historical operation in China, we faced various legal and operational risks and uncertainties related to doing business in China that could result in a material change in our operations and/or the value of our securities. We were subject to complex and evolving PRC laws and regulations. The PRC government has recently issued statements and conducted regulatory actions relating to areas such as approvals, filings or other administrative requirements on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit our and our PRC subsidiaries’ ability to conduct business and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors, accept foreign investments or list on a United States or other foreign exchange, or cause the value of our securities to significantly decline or be worthless. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China.”

For example, the recently promulgated Data Security Law and the Personal Information Protection Law in 2021 posed additional challenges to our cybersecurity and data privacy compliance. On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “new Cybersecurity Review Measures”) to replace the original Cybersecurity Review Measures. The new Cybersecurity Review Measures took effect on February 15, 2022. Pursuant to the new Cybersecurity Review Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. A network platform operator holding more than one million users/users’ individual information also shall be subject to cybersecurity review before listing abroad. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and network information security risk in connection with the overseas listing. On September 24, 2024, the State Council promulgated the Network Data Security Administration (the “Security Administration Regulations”), which came into effect on January 1, 2025. According to the Security Administration Regulations, network data processing activities refer to the collection, storage, use, processing, transmission, provision, disclosure, deletion, and other activities of network data. A network data processor refers to an individual or organization that independently determines the purpose and method of processing in network data processing activities. If a network data processor conducts network data processing activities that affect or may affect national security, a national security review is required. Security Administration Regulations further stipulates that if it is indeed necessary to provide important data collected or generated within the country to overseas entities, a data export security assessment organized by the national cyberspace administration must be conducted. As of today, we have not received any inquiry, notice, warning, or sanctions regarding our corporate structure from the CSRC, CAC or any other PRC governmental agency. As advised by our PRC counsel, Jingtian & Gongcheng LLP, we are unlikely to be subject to cybersecurity review, because: (i) we have not received any notice from governmental agency to treat us as an operator of critical information infrastructure, and (ii) we have not received any notice from governmental agency to treat us as an online platform operator who possesses personal information of more than one million users. In addition, we currently do not have over one million users’ personal information. If we ever became subject to the cybersecurity review of CAC in the future as the applicable rules, regulations, policies or the interpretation thereof change, during such review, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review could also result in negative publicity with respect to our company and diversion of our managerial and financial resources. For additional details, see “Item 3. Key Information-Risk Factors-Risks Related to Doing Business in China.”

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On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023.

Furthermore, the PRC regulators have promulgated new anti-monopoly and competition laws and regulations and strengthened the enforcement under these laws and regulations. There remain uncertainties as to how the laws, regulations and guidelines recently promulgated will be implemented and whether these laws, regulations and guidelines will have a material impact on our business, financial condition, results of operations and prospects. We cannot assure you that our business operations comply with such regulations and authorities’ requirements in all respects. If any non-compliance is raised by relevant authorities and determined against us, we may be subject to fines and other penalties.

Risks and uncertainties arising from the legal system in China, including the above-mentioned risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China.”

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Our previous auditor, Enrome LLP, the independent registered public accounting firm that issue the audit report included in this prospectus. Our current auditor is HHL LLP. Both auditors are registered with the PCAOB. Both auditors are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with applicable professional standards. Enrome LLP is headquartered in Singapore and can be inspected by the PCAOB on a regular basis. HHL LLP is headquartered in New York and can be inspected by the PCAOB on a regular basis. Both auditors are not subject to the determinations announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong, however, recent developments with respect to audits of China-based companies create uncertainty about the ability of our PRC subsidiaries to fully cooperate with HHL LLP’s audit without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our current auditor, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance. The SOP Agreement, together with two protocol agreements (collectively, “SOP Agreements”), governs inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

These risks, if materialized, could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or be worthless. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China.”

Corporate Information

Our principal executive offices are located at 250 Park Avenue, 7th Floor, New York, NY 10017. Our telephone number at that address is 929-215-4832. We maintain a website at https://pavs.ai/that contains information about our Company, though no information contained on our website is part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, as amended, initially filed on August 4, 2025 and amended on August 7, 2025, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our Amended and Restated Memorandum and Articles of Association (“M&A”) and by the applicable provisions of Cayman Islands law.

Our authorized share capital consists of 350,000,000 Class A Ordinary Shares of US $0.01 par value each and 100,000,000 Class B Ordinary Shares with a par value of US $0.01 each, and 50,000,000 Preferred Shares with a par value of US $0.01 each.

As of the date of this prospectus, we do not have any outstanding warrants.

As of the date of this prospectus, there were 66,724,675 Class A Ordinary Shares and 612,255 Class B Ordinary Shares issued and outstanding and no preferred shares outstanding.

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The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our M&A, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $200,000,000 in the aggregate of:

•	Class A ordinary shares;

•	preferred shares;

•	secured or unsecured debt securities consisting of notes, debentures or other evidence of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

•	warrants to purchase our securities;

•	rights to purchase our securities; or

•	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Class A Ordinary Shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into Class A Ordinary Shares , another series of preferred shares or other securities. The debt securities, the preferred shares, the Class A Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Ordinary Shares

As of the date of this prospectus, there were 66,724,675 Class A Ordinary Shares and 612,255 Class B Ordinary Shares issued and outstanding.

The holders of our Ordinary Shares are entitled to dividends out of funds legally available when and as declared by our board of directors (the “Board”). In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors.

On July 31, 2020, our Board declared a special cash dividend of $0.015 per Ordinary Shares, payable to our shareholders of record as of August 10, 2020. The dividend, equal to $375,000 in the aggregate, was paid on August 17, 2020. Except for the aforementioned, the Company has not made any dividend distribution to its shareholders, and the Company’s subsidiaries did not make any dividend or distribution to the Company.

While any future dividends will be determined by our directors after consideration of the earnings, financial condition, and other relevant factors, it is currently expected that available cash resources will be utilized in connection with our ongoing operations.

Each outstanding Ordinary Share entitles the holder thereof to one vote per share on all matters. Our M&A provide that elections for directors shall be by a plurality of votes. Subject to any special rights or restrictions as to voting attached to any shares, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. All votes at meetings of members shall be by way of poll. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

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Transfer of Ordinary Shares

Subject to the M&A, any member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the NASDAQ or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time. Our board of directors may, in its absolute discretion, and without assigning any reason, refuse to register any transfer of any ordinary share which is not fully paid up or upon which our company has a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) a fee of such maximum sum as the NASDAQ may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof; (b) the instrument of transfer is in respect of only one class of shares; (c) the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Law or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and (d) if applicable, the instrument of transfer is duly and properly stamped.

If our directors refuse to register a transfer they shall, within one months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on fourteen (14) days’ notice being given by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of the NASDAQ to that effect, be suspended at such times and for such periods (not exceeding in the whole thirty (30) calendar days in any year) as our directors may determine.

Winding-Up/Liquidation

If we are wound up, the shareholders may, subject to the M&A and any other sanction required by the Companies Act (As revised) of the Cayman Islands (“Cayman Companies Law”), pass a special resolution voluntarily winding up the company. Upon being appointed, a liquidator may do either or both of the following with the authority of a special resolution:

(a) divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b) vest the whole or any part of the assets in trustees for the benefit of shareholders as the liquidator thinks fit.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

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Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Board of Directors.

Inspection of Books and Records

The accounting records shall be kept at the office or, at such other place or places as the board decides and shall always be open to inspection by the directors. No member, non-director, shall have any right of inspecting any accounting record or book or document of the company except as conferred by the law or authorized by the board or the members in general meeting.

Issuance of Additional Shares

Our M&A authorize our board of directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued shares.

Our M&A also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, subject to compliance with the variation of rights of shares provision in the M&A, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our Board of Directors may, issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available.

General Meetings of Shareholders and Shareholder Proposals

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Law to call shareholders’ annual general meetings; however, our articles provide that the Company shall hold a general meeting as an annual general meeting in each year other than the year in which the Articles are adopted. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. Upon the written request of shareholders holding 20% or more of the issued share capital of the Company carrying the right to vote in respect of the matter for which the meeting is requisitioned, any one or more of the directors shall forthwith proceed to convene a meeting of shareholders. The written request of shareholders to requisition a meeting must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at the principal place of business of the Company (with a copy to the registered office) and may be delivered in counterpart. If our board of directors do not within 21 calendar days, proceed to convene a meeting of shareholders within a further 21 days, the requisitionists, or any of them together holding at least half of the total voting rights of all of them may convene the general meeting but any meeting so convened shall not be held after the expiration of three months after the expiration of the second 21 calendar days.

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At least ten (10) clear days’ notice of a meeting shall be given to shareholders entitled to attend and vote at such meeting where such meeting is convened by the directors.

Subject to the Cayman Companies Law, a general meeting may be convened on shorter notice, if

(a)	In the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(b)

In the case of any other meeting, by a majority in number of the members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent (95%) in nominal value of the issued shares giving that right.

The presence of one or more shareholders entitled to vote, whether in person or represented by proxy or (if a corporation) by its duly appointed representative representing not less than one-third in nominal value of the total issued voting shares in the Company throughout the meeting, shall constitute a quorum at a general meeting.

If, within 30 minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) from the time appointed for the meeting a quorum is not present, the meeting, shall stand adjourned to the same day in the next week at the same time and place or to such other time and place as is determined by the directors and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the meeting shall be dissolved.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for fourteen days or more, at least seven (7) clear days’ notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting.

At any general meeting a resolution put to the vote of the meeting shall be decided by poll by the affirmative vote of the majority of issued shares held by persons present in person or by proxy at the meeting entitled to vote and each shareholder shall be entitled to one vote in respect of each fully paid share held. A declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the facts without proof of the number or proportion of the votes recorded for or against the resolution.

In the case of an equality of votes, on a poll, the chairman of the meeting at shall be entitled to a second or casting vote in addition to any other votes he may have.

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Register of Members

Under Cayman Companies Law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Companies Law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s M&A may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our M&A require us to indemnify our officers and directors for actions, costs, charges, losses, damages, and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty or fraud of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Preferred Shares

Our M&A also authorizes our Board to establish from time to time one or more series of preferred shares and to determine, subject to compliance with the variation of rights of shares provision in the M&A, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

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Our Board may, issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●

the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●

the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●

the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●

the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●

any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

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Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the shareholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●

if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●

if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

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We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

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●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●

the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●

the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●

if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●

our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●

the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

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●

the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●

any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem share, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●

any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●

any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●

to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●

if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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●

the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●

if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●

any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

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Description of Warrants

We may issue warrants to purchase our Class A Ordinary Shares or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares or preferred shares purchasable upon exercise, if any.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

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Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

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●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Class A Ordinary Shares , preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Vstock Transfer LLC, located at Woodmere, NY, Utah. Their mailing address 18 Lafayette Place, Woodmere, NY 11598. Their phone number is (212) 828-8436.

NASDAQ Capital Market Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “PAVS.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

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•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

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Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Campbells LLP to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended March 31, 2025. 2024, and 2023 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended March 31, 2025, 2024, and 2023 are included in our Annual Report on Form 20-F for the year ended March 31, 2025, initially filed on August 4, 2025 and amended on August 7, 2025, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F, as amended for the fiscal year ended March 31, 2025, filed with the SEC on August 4, 2025 and amended on August 7, 2025;

(2)

the Company’s Current Reports on Form 6-K or 6-K/A, filed with the SEC on April 3, 2025, April 24, 2025, May 7, 2025, May 30, 2025, May 30, 2025, June 6, 2025, June 30, 2025, September 22, 2025, October 24, 2025, October 29, 2025, November 10, 2025, November 19, 2025, and November 25, 2025; and

(3)

the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-39098) filed with the Commission on October 22, 2019, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 250 Park Avenue, 7th Floor, New York, NY 10017; Attention: Xiaoyue Zhang, 929-215-4832.

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WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at https://pavs.ai/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in the U.S. In addition, certain of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands counsel, there is uncertainty under Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be characterized by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands may not recognize or enforce the judgment against a Cayman Islands company. The courts of the Cayman Islands have in the past treated certain disgorgement proceedings brought by or on behalf of the U.S. Securities and Exchange Commission as potentially penal or punitive in nature and that such judgments may not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands Courts have not yet specifically ruled on the characterization of such judgments arising under U.S. or Hong Kong securities laws. Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States, or the courts of Hong Kong, under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

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As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final and conclusive, (4) is not in respect of taxes, a fine or a penalty, (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (6) was not obtained by fraud.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PARANOVUS ENTERTAINMENT TECHNOLOGY LTD.

330,000 Class A Ordinary Shares and

Pre-Funded Warrants to Purchase 13,955,715 Class A Ordinary Shares

Up to 13,955,715 Class A Ordinary Shares Underlying such Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

A.G.P.

Exclusive Financial Advisor

March 24, 2026